Exhibit 99.1

CONTACTS

Dan Schlanger, CFO

Ben Lowe, VP & Treasurer

Crown Castle International Corp.

713-570-3050

Crown Castle Announces

Proposed Offering of Senior Notes

February 8, 2021 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it is commencing a public offering of one or more series of senior notes, subject to market and other conditions. The notes will be issued by Crown Castle International Corp. Crown Castle intends to use the net proceeds from this offering to redeem or repurchase all of its outstanding 5.250% Senior Notes due 2023, repay a portion of the outstanding indebtedness under its commercial paper program and a portion of the outstanding borrowings under its Senior Unsecured Term Loan A Facility, and pay fees and expenses related to the foregoing.

Barclays, BofA Securities, Inc., Citigroup, MUFG, and RBC Capital Markets are the joint book-running managers of the offering.

The offering is being made pursuant to the existing effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute a notice of redemption under the optional redemption provisions of the indenture governing Crown Castle’s outstanding 5.250% Senior Notes due 2023. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the use of proceeds therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-888-603-5847 Email: barclaysprospectus@broadridge.com	BofA Securities, Inc. NC1-004-03-43 200 North College Street, 3rd floor Charlotte NC 28255-0001 Attn: Prospectus Department Email: dg.prospectus_requests@bofa.com

Citigroup Global Markets Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-800-831-9146 E-mail: prospectus@citi.com	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Attn: Capital Markets Group Telephone: 1-877-649-6848

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, NY 10281 Attn: Transaction Management Telephone: 1-866-375-6829 Facsimile: 212-658-6137 E-Mail: rbcnyfixedincomeprospectus@rbccm.com